UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 16, 2012
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

304 Inverness Way South, Suite 365 Englewood, CO 80112 (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (303) 597-8737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 16, 2012, the Company received a notice from OTC Markets, Inc. regarding its determination that the bid price of the Company’s shares of common stock, as quoted on the OTCQX U.S. Premier, has closed below $1.00 for more than 30 consecutive trading days and no longer meets the Standards for Continued Qualification for the OTCQX U.S. Premier tier.  Pursuant to Section 3.2c of the OTCQX Rules for U.S. Companies, the Company has a 180 calendar day grace period to regain compliance.  Compliance can be regained by having the minimum bid price of the Company’s shares of common stock at the close of business be at least $1.00 for ten consecutive trading days.  In the event that the Company does not regain compliance, the quotations for the Company’s shares of common stock will be moved from the OTCQX U.S. Premier to the OTCQX U.S. for continued quotations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: May 18, 2012	By:	/s/ Wm. Chris Mathers
Wm. Chris Mathers Chief Financial Officer